UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 12, 2013

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan	48106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 556-0311

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.   Material Modification to Rights of Security Holders.

The disclosures set forth below under Item 5.03 (Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.) are incorporated by reference into this Item 3.03.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 12, 2013, Aastrom Biosciences, Inc., a Michigan corporation (the “Company”), filed an Amended and Restated Certificate of Designations, Preferences and Rights of Series B-1 Non-Voting Preferred Stock and Series B-2 Voting Preferred Stock (the “Restated Certificate of Designations”) with the Michigan Department of Licensing and Regulatory Affairs to, among other things, amend the treatment of the Company’s Series B-1 Non-Voting Preferred Stock (as described herein, the “Series B-1 Shares”) and Series B-2 Voting Preferred Stock (as described herein, the “Series B-2 Shares” and, together with the Series B-1 Shares, the “Series B Shares”) in the event of a Change of Control (as defined below) with respect to the Company.  As a result of the amendment, we believe that the Series B-2 Shares will be reclassified from mezzanine equity to shareholders’ equity on the Company’s balance sheet, increasing shareholders’ equity by $37.7 million.

Set forth below are summaries of the respective rights, preferences and privileges of, and the restrictions on, the Series B Shares changed by the Restated Certificate of Designations.  The summaries are not intended to be complete statements of the respective rights, preferences and privileges of, and the restrictions on, the Series B Shares and are qualified in their entirety by reference to the Restated Certificate of Designations, a copy of which is attached as Exhibit 3.1 to this Current Report.

Summary of Changes to Rights, Preferences and Privileges of Series B Shares

Redemptions of Series B-1 Shares. Upon a Change of Control (as defined below), the holders of a majority of the outstanding shares of Series B Preferred Stock, consenting or voting together as a separate class (the “Requisite Holders”) may require the Company to purchase all of the outstanding Series B-1 Shares, including any shares issued as an Accelerated Dividend, (the “Fundamental Change Redemption”) at a price equal to, in the event such Fundamental Change Redemption occurs after March 9, 2017, the Liquidation Preference (as defined below) with respect to a share of Series B-1 Preferred Stock or, in the event such Fundamental Change Redemption occurs before March 9, 2017, a price equal to the difference between: (w) the product of $7,430.00 and the number of Series B-1 Shares redeemed, in an amount up to 9,570 (such shares, the “Redeemed B-1 Shares”) and (z) the product of (i) the closing price per share of the Company’s common stock on the day before the announcement of the Fundamental Change and (ii) the number of shares of common stock into which the shares of Series B-2 Shares outstanding as of the date of such Change of Control are then convertible (the “Pre-Conversion Date Fundamental Change Redemption Price”). A Change of Control shall mean any “person” or “group” that is not an affiliate of any holder of shares of Series B Shares becoming the “beneficial owner” of voting securities of the Company, representing 66 2/3% or more of the outstanding voting securities of the Company subject to certain limitations.  The Series B-2 Shares are not redeemable in the event of a Change of Control. “Accelerated Dividends” shall mean all Series B Preferred Dividends that as of the date of such voluntary or involuntary liquidation, dissolution or winding up or Change of Control of the Company had not yet accrued but would have accrued assuming that the then-outstanding Series B Shares remained outstanding through and including March 9, 2017.  Each holder of Series B Shares is entitled to receive, with respect to its Series B Shares, (A) through and including March 9, 2017, dividends at the rate of eleven and one half percent (11.5%) per annum (net of any required tax withholding and compounding daily) of $3,250.00 per share (the “Original Purchase Price”), (B) until the earlier of March 9, 2022 and when such Series B Share is no longer outstanding, dividends at the rate of eight percent (8%) per annum of the Original Purchase Price (which shall be non-compounding), and (C) after March 9, 2022, dividends as, if and when declared by the Board of Directors of the Company ((A) and (B) collectively, the “Series B Preferred Dividends”).

Liquidation Preference. Subject to the exception described below, in the event of any liquidation, dissolution or winding up of the Company, a sale of all or substantially all of the assets of the Company’s assets to a person that is not an affiliate of any holder of shares of Series B Shares, or a merger, consolidation, business combination or similar transaction approved by the Company’s board of directors the result of which a “person” or “group” that is not an affiliate of any holder of shares of Series B Shares owns voting securities representing 66 2/3% or more of the outstanding voting securities of the surviving entity upon completion of such transaction, but not a Change of Control before March 9, 2017, the holder of the Series B Shares shall be entitled to receive the greater of (1) the Original Purchase Price plus all accrued but unpaid dividends on each share of Series B Shares, including the Accelerated Dividends, and (2) the amount that the holder of the Series B Shares would have been entitled to receive had the holder converted all shares of Series B Shares into shares of the Company’s common stock immediately prior to such liquidation, dissolution or winding up of the Company or Fundamental Change (the “Liquidation Preference”).  The balance of any proceeds shall be distributed pro rata to holders of common stock of the Company.

However, in the event of a Change of Control and a Fundamental Change Redemption, the holders of Series B-1 Shares shall no longer be entitled to receive any payments due by virtue of such holders’ Liquidation Preference and, in the event such Change of Control occurs before March 9, 2017, the holders of Series B-2 Shares shall no longer be entitled to receive any payments due by virtue of such holders’ Liquidation Preference, provided, however, that if such  Change of Control occurs before March 9, 2017, a Fundamental Change Redemption occurs and results in the holders of common stock receiving proceeds in connection with the transaction but the outstanding Series B-2 Shares (and not the Series B-1 Shares) do not receive a portion of such proceeds, and the outstanding Series B-2 Shares are not converted to common stock immediately prior to such Change of Control, then the outstanding Series B-2 Shares shall be entitled solely with respect to such Change of Control to receive the net proceeds with respect to such Change of Control as if such Series B-2 Shares had been converted into shares of the Company’s common stock immediately prior to such Change of Control.

Conversion. In the event of a Change of Control before March 9, 2017 and election by the Requisite Holders for a Fundamental Change Redemption, all outstanding Series B-2 Shares shall, subject to certain conditions, be converted to shares of the Company’s common stock.

The disclosures contained in this Current Report on Form 8-K do not constitute an offer to sell or the solicitation of an offer to buy any security. Any sales of the Series B Shares have been and will be made only to a select number of accredited investors in reliance upon the exemptions from registration afforded by Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act and/or Section 4(2) of the Securities Act. The Series B Shares and the shares of Company common stock that will be issuable upon conversion of the Series B Shares have not been registered under the Securities Act of 1933, as amended, or qualified under any applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and qualification under applicable state securities laws, or applicable exemptions therefrom.

Forward-Looking Statements.

Any statements contained in this Current Report that refer to future events or other non-historical matters are forward-looking statements.  Such forward-looking statements are based on the Company’s reasonable expectations as of the date of this Current Report and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from current expectations.  The Company disclaims any obligation to update any of the forward-looking statements in this Report except as may be required by applicable law or NASDAQ rules.

Item 7.01.   Regulation FD Disclosure.

On August 12, 2013, the Company issued a press release entitled “Aastrom Biosciences amends terms of Series B Preferred Stock.” A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Designations, Preferences and Rights of Series B-1 Non-Voting Preferred Stock and Series B-2 Voting Preferred Stock.
99.1	Press release of Aastrom Biosciences, Inc., dated August 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

Date: August 12, 2013	By:	/s/ Dominick C. Colangelo
Name: Dominick C. Colangelo
Title: Chief Executive Officer and President

Index to Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Designations, Preferences and Rights of Series B-1 Non-Voting Preferred Stock and Series B-2 Voting Preferred Stock.
99.1	Press release of Aastrom Biosciences, Inc., dated August 12, 2013.